                                                                    EXHIBIT 10.R

                     DATA SHARING AGREEMENT


        THIS AGREEMENT dated the ___ day of October, 1996, between Fingerhut Corporation (hereinafter referred to as "Fingerhut"), a corporation duly organized under the laws of the State of Minnesota, with offices at 4400
Baker Road, Minnetonka, Minnesota 55343,   and   Direct  Merchants  Credit
Card   Bank,   National Association, a national banking association
(hereinafter referred to as "Direct Merchants Bank") with offices at 1400 West 2200 South, Salt Lake City, Utah, 84119.

        WHEREAS, Direct Merchants Bank and Fingerhut create and maintain files on their customers (as defined herein); and

        WHEREAS, Direct Merchants Bank and Fingerhut desire to exchange certain customer data;

        NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                         I.  DEFINITIONS

        The following terms, as used herein, shall have the following meanings whether used in the singular or plural:

        "Account Booked" means a consumer credit account which meets Direct Merchant Bank's underwriting criteria for approval with a credit line opened greater than Direct Merchant Bank's minimum credit line in effect at time of approval. Account Booked shall not mean an account which is determined to be fraudulent.

        "Behavior Model " means one or more attributes which rank a Customer's credit performance with Fingerhut or Direct Merchants Bank, as the case may be, with a credit score.

        "Customer"  means any consumer name and address which resides  on the
data  processing  systems  of  Direct  Merchants  Bank   or Fingerhut, as the
case may be.

        "Customer  File"  means  a name, address  and  other  identifying
information   of  a  Customer  who  has  an  account   or   other relationship
with Fingerhut or Direct Merchants Bank, as the case may be, and includes any updates of such information.

                          II.  SERVICES

Section 2.1    File Access.

        Fingerhut agrees to provide the Fingerhut Customer File to Direct Merchants Bank for its use to solicit offers for all credit products issued
by  Direct Merchants  Bank.   Fingerhut agrees  to provide the requested
Customer File on a timely basis so as to ensure that Direct Merchants Bank meets its production and solicitation dates for its credit product offers; provided that Direct Merchants Bank has provided such production and solicitation dates in writing to Fingerhut at least one week prior to the date it needs such Customer File.

Section 2.2    Compensation.

        Direct  Merchants  Bank agrees to  pay  Fingerhut  (in immediately
available funds) in accordance with  the  terms  and conditions   set  forth
in  Exhibit  A,  attached   hereto   and incorporated herein by reference.
Payment of the fees shall be made not later than the thirtieth (30th) business day of each month following the end of a calendar quarter, within each calendar year during the Initial Term or subsequent Renewal Term.

Section 2.3    Use of Information.

        Direct Merchants Bank and Fingerhut agree to provide to each other, without charge, their own transaction and experience data on their own Customer list which shall also include a Behavior Model derived from each parties own transaction and experience data. The parties agree to update such Customer list and Behavior Models in accordance with their own business practices for updating such information. Other than as set forth in this Agreement, Fingerhut agrees that it, any subsidiary or affiliate or on behalf of third parties, will not directly or indirectly solicit via direct mail or telemarketing Direct Merchants Bank Customers for any products or services without the prior written consent of Direct Merchants
Bank.   Subject  to compliance  with banking applicable laws and regulations related to transactions with affiliates, Fingerhut and Direct Merchants Bank agree that, during the term of this Agreement, Fingerhut will be the exclusive provider of retail merchandise offers to the Customer list of Direct Merchants Bank (excluding Direct Merchants Bank Customers that have a cobrand, affinity, private label or other third party affiliation credit
account).   The parties shall cooperate in good faith and mutually agree  on the parameters for merchandise offers. The parties confirm Direct Merchants Bank may reasonably withhold approval of a merchandise offer if such offer does not comply with applicable laws and regulations.

Section 2.4    Restrictions on Use.

        The Customer File and Behavior Models will only contain data on each party's own transactions or experiences with its customers and shall not contain any information provided by third parties, or other information, that would cause either party in its reasonable interpretation, to be deemed a consumer reporting agency as defined under applicable state or federal law. Nothing in this Agreement shall require either party to disclose to the
other:   (i)  confidential information  it  received  from  third parties, including without limitation, customer lists from  third party  sources, or
(ii) information which either party, in its reasonable interpretation, is precluded from disclosing under any applicable laws, rules, regulations or industry practices related to consumer privacy.

                           III.  TERM

Section 3.1    Term and Termination.

        Notwithstanding the execution date of this Agreement, the term of this Agreement shall begin on January 1, 1995 and continue until September
23, 2003  ("Initial  Term").   Unless otherwise  terminated  as provided
herein,  at  the  end  of  the Initial  Term,  this  agreement  will
automatically  renew   for successive  one year terms ("Renewal Term").  This
Agreement  may also   be   terminated  by  either  party  under  the
following conditions:

        a.     If   either  party  materially   breaches   its obligations and
such breach is not cured within thirty (30) days of receipt of written notice of breach by the non-breaching party.

        b. Upon ninety (90) days' written notice prior to the end of the Initial Term or any Renewal Term.

        c. Fingerhut shall have the right to terminate this Agreement by written notice to Direct Merchants Bank upon the occurrence of a Change of Control (as defined below) with respect to Direct Merchants Bank. A "Change of Control" shall be deemed to have occurred if (i) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than Fingerhut shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Direct Merchants Bank; (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Direct Merchants Bank shall at any time be occupied by persons who were neither (a) nominated by Fingerhut or by the Board of Directors of Direct Merchants Bank, nor (b) appointed by directors so nominated; or (iii) any person or group other than Fingerhut shall otherwise directly or indirectly have the power to exercise a controlling influence over the management or policies of Direct Merchants Bank.

                      IV.  CONFIDENTIALITY

Section 4.1    Confidential Information.

        a. All Confidential Information (as hereinafter defined) disclosed by any of the parties to any other party hereunder is
confidential and proprietary  to  such  disclosing party.   Each  party,  its
affiliates, and officers, directors, employees, agents, consultants and contractors shall not use any of the Confidential Information for any
purpose other  than  as expressly    permitted   hereunder.    Confidential
Information furnished by any of the parties to any other in connection with this Agreement and the transactions contemplated hereby will be kept in confidence by such other party, including its affiliates or subsidiaries, in accordance with its policies for maintaining the confidence of its own
information of similar  content.   The term  Confidential  Information  shall
mean  and  include:   (i) Customer data, Customer Files and Behavior Models,
(ii) all trade secrets and other confidential business information learned in the course of performance by any party of its obligations hereunder, or (iii) any information or data which is disclosed by any party to the other party under or in contemplation of this Agreement.

        b.     Confidential  Information  may  be  either   the property of the
disclosing party or information provided to the disclosing party by a corporate affiliate of the disclosing party or by a third party. Notwithstanding the foregoing, the term "Confidential Information" shall not include information which: (i) is already known to such other party when received, except for information periodically disclosed which is identified
as confidential   prior  to  execution  of  this   Agreement,   (ii) thereafter
becomes generally obtainable by a party other than as a result of an unauthorized disclosure by the party taking advantage of this clause, (iii) is required by law, regulation or court order to be disclosed by such party, provided that in the case of this clause, prior notice of such disclosure has been given to the party which furnished such information, when legally permissible, and that such other party which is required to make the disclosure uses its best efforts to provide sufficient notice to permit the party which furnished such information to take legal action to prevent the disclosure, or (iv) is reasonably necessary, in the opinion of counsel, to
be  disclosed  in  the context   of  a  legal  proceeding  or  regulatory
investigation provided that prior notice shall be given to the party which furnished the information. This Section 4.1 shall survive any termination of this Agreement for two (2) years.

                V.  REPRESENTATIONS & WARRANTIES

Section 5.1    Representations & Warranties of Fingerhut

        Fingerhut hereby represents and warrants, as of the date of this Agreement, as follows:

        a.   Fingerhut is a duly organized corporation, validly existing,  and
in good standing under the laws of  the  State  of Minnesota.   Fingerhut is
duly qualified or licensed to perform any business necessary under this Agreement and will be in good standing in each jurisdiction in which its business or the exercise of its rights, powers or authority under this Agreement renders such qualification necessary.

        b. Fingerhut has the requisite corporate power and authority to enter into, and to carry out its obligations under this Agreement.

        c. The execution and delivery by Fingerhut of this Agreement and the consummation by Fingerhut of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary corporate action on its part.

        d.     This  Agreement  has  been  duly  executed   and delivered  by
Fingerhut  and constitutes  a  valid  and  binding obligation   of  Fingerhut
enforceable  against   Fingerhut   in accordance with its terms.

        e. Fingerhut is not subject to, or obligated under any provision of (i) its articles of incorporation, (ii) any material agreement, arrangement or understanding, (iii) any license, franchise or permit, or
(iv) any law, regulation, order, judgment or decree that would be breached or violated, or of which a right of termination or acceleration or any encumbrance on any of its assets would be created by the execution, delivery
and   performance  of  this  Agreement  by  Fingerhut,   or   the consummation
by  Fingerhut of the transactions  contemplated  by this Agreement.

        f. No authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of Fingerhut for the consummation by Fingerhut of the transactions contemplated by this Agreement.

Section   5.2.     Direct  Merchants  Bank  Representations   and
     Warranties.

        Direct Merchants Bank hereby represents and warrants, as of the date of this Agreement, as follows:

        a.    Direct  Merchants  Bank  is  a  national  banking association
duly  organized,  validly  existing,  and  in   good standing under the laws of
the United States of America, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its business or the exercise of its rights, powers or authority under this Agreement renders such qualification necessary.

        b. Direct Merchants Bank has the requisite power and authority to enter into, and to carryout its obligations under this Agreement.

        c. The execution and delivery by Direct Merchants Bank of this Agreement and the consummation by Direct Merchants Bank of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary action on its part.

        d.     This  Agreement  has  been  duly  executed   and delivered  by
Direct Merchants Bank and constitutes a valid and binding obligation of Direct Merchants Bank enforceable against Direct Merchants Bank in accordance with its terms.

        e.    Direct  Merchants  Bank is  not  subject  to,  or obligated
under   any  provision  of  (i)   its   articles   of incorporation or bylaws,
(ii) any material agreement, arrangement or understanding, (iii) any license, franchise or permit, or (iv) any law, regulation, order, judgment or decree that would be breached or violated, or which a right of termination or acceleration or any encumbrance on any of its assets would be created by the execution, delivery and performance of this Agreement by Direct
Merchants Bank, or the consummation by Direct Merchants   Bank  of  the
transactions  contemplated   by   this Agreement.

        f. No authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of Direct Merchants Bank for the consummation by Direct Merchants Bank of the transactions contemplated by this Agreement.

                      VI.  INDEMNIFICATION

Section 6.1    Indemnification Obligations

        a. By Direct Merchants Bank. Direct Merchants Bank shall be liable to and shall defend, indemnify and hold harmless, Fingerhut and its affiliates, and its respective officers, directors, employees and permitted assigns, from and against any and all Losses (as hereinafter defined) incurred by any of them by reason of or related to Direct Merchants Bank's failure to perform its obligations hereunder.

        b. By Fingerhut. Fingerhut shall be liable to and shall defend, indemnify and hold harmless, Direct Merchants Bank and its affiliates, and its respective officers, directors, employees and permitted assigns, from and against any and all Losses (as hereinafter defined) incurred by reason of or related to Fingerhut's failure to perform its obligations hereunder.

        c.    "Losses"  Defined.  For purposes of this  Section 6.1,  the term
"Losses" shall mean any losses, liability, claims, damages,   costs,   and
expenses,  including  attorney's   fees, disbursements  and  court  costs,
reasonably  incurred   by   an indemnified  party, judgments, fines and other
amounts paid in settlement, incurred or suffered by an indemnified party in connection with any threatened, pending or adjudicated claim, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative) by an unaffiliated third party arising out of or in connection with any breach or alleged breach of this Agreement), without regard to whether or not such Losses would be deemed material under this Agreement.

Section 6.2    Procedures

        a. Notice of Claims. The parties agree that in case any claim is made, or any suit or action is commenced which, if not corrected, may give rise to a right of indemnification by a party hereunder ("Indemnified Party") from one of the other parties ("Indemnifying Party"), the Indemnified Party will give notice to the Indemnifying party as promptly as practicable after receipt by the Indemnified party of such notice or knowledge of such claim, suit, or action. On a best efforts basis, notice to the Indemnifying Party shall be given no later than fifteen days after receipt by
the Indemnified Party in the event  a  suit  or action   has   commenced   or
thirty  days   under   all   other circumstances; provided, however, that the
failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party will render to the other such assistance as it may reasonably require of the other in order to ensure prompt and adequate defense of any suit, claim or proceeding based upon a statement of facts which may give rise to a right of indemnification hereunder.

        b. Selection of Counsel. The Indemnifying Party shall have the right to defend, compromise and settle any suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party
may  be  liable  to   the Indemnified Party under Section 6 above in connection
therewith; provided,   however,  that  the  Indemnifying  Party  shall   not
compromise  or  settle  a  suit, claim or  proceeding  unless  it assumes  the
obligation  to indemnify  for  all  Losses  related thereto.   The
Indemnifying Party shall notify the Indemnified Party within ten days of having been notified pursuant to Section 6 of this Agreement if the Indemnifying Party elects to assume the defense of any such claim, suit or
action and employ counsel in  a  reasonable  exercise of its discretion.   The
Indemnified Party shall have the right to employ its own counsel to participate in such defense, compromise or settlement, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless the Indemnifying Party shall not have employed counsel to take charge of the defense thereof.

        c. Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which indemnification payments may be sought from the Indemnifying Party hereunder, but shall not settle or compromise any matter for which indemnification may be sought without the consent of the Indemnifying Party. Any settlement or compromise of any claim, suit or action in accordance with the preceding sentence, or any final judgment or decree entered on or in any claim, suit or action which the Indemnifying Party did not assume the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnifying Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action by a court
of  competent  jurisdiction  for  the  amount   of   such settlement,
compromise, judgment or decree.

        d.    Subrogation.   The  Indemnified  Party  shall  be subrogated to
any claims or rights of the Indemnifying Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Section
6. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

        e.    Indemnification  Payments.  Amounts  owing  under this  Section
6.2 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability; provided, however, if the Indemnifying Party notifies the Indemnified Party within thirty (30) days of receipt of such demand that it disputes its obligation to indemnify and the Parties are not otherwise able to reach agreement, the controversy shall be settled by final order entered by a court of competent jurisdiction.

Section 6.3.   Survival of Indemnification.

        The provisions of this Section shall expressly survive any  termination
of  this  Agreement,  under  Section  3.1,   or otherwise for a period of five
(5) years.

                       VII.  MISCELLANEOUS

        Section 7.1 Notices. Any notice provided for herein shall be in writing and shall be hand delivered or mailed by first class, registered or certified mail, postage prepaid return receipt requested, or sent by electronic or facsimile transmission, addressed as follows:

     If to Direct Merchants Bank:

          Direct Merchants Credit Card Bank, National Association
          1455 West 2200 South, Suite 300
          Salt Lake City, Utah  84119
          Attention:  President

     with a copy to:

          Metris Companies Inc.
          600 South Highway 169, Suite 1800
          St. Louis Park, Minnesota  55426
          Attention:  President

     If to Fingerhut:

          Fingerhut Corporation
          4400 Baker Road
          Minnetonka, Minnesota 55426
          Attention:  President
          With a copy to the General Counsel

        Or at such other place as may be directed in writing by the party to receive notice.

        Section 7.2. Assignment. This Agreement may be assigned by the parties to any affiliate, subsidiary or successor of such party upon notice, provided that any affiliate, subsidiary or successor agrees in writing to be bound by the Terms of this Agreement. This Agreement may not otherwise be assigned without the prior written consent of the non-assigning party.

        Section 7.3 No Joint Venture. In performing the obligations under this Agreement, the parties are independent contractors. This Agreement is not intended to create and shall not be construed to create a partnership, joint venture or agency relationship.

        Section 7.4 Captions. The captions and headings used in this Agreement have been inserted for convenience and for reference only and shall not be deemed to limit or define the text of this Agreement.

        Section 7.5 Validity. If any provision or portion thereof of this Agreement is held invalid, illegal, void or unenforceable by reason of any rule or law, administrative order, judicial decision or public policy, all other provisions of this Agreement shall remain in full force and effect.

        Section 7.6 Amendments. Except as provided herein, neither this Agreement nor any of its provisions shall be amended or modified except in writing executed by a duly authorized officer of each of the parties.

        Section 7.7 Audit. Each party agrees to allow the other, upon reasonable notice, to audit its performance under this agreement.

        Section 7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of laws thereof.

        Section 7.9 Force Majeure. No party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, war, strikes or labor disputes, or any other cause beyond the parties' reasonable control; it being understood that lack of financial resources is not to be deemed a cause
beyond a  party's control.   Each party shall notify the other parties promptly
of the occurrence of any such cause and carry out this Agreement as promptly as practicable after such cause is terminated; provided, however, that the existence of any such cause shall not extend the term of this Agreement.

        Section 7.10 Waiver. No party shall deemed to have waived any of its rights, powers or remedies under this Agreement unless such waiver is given in writing by such party.

        Section 7.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the services
hereunder   and  supersedes  all   prior   agreements, negotiations and
communications on such subject matter.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective as of the date and year first above written:

                                   FINGERHUT CORPORATION


                                   By

                                   Title


                                   DIRECT MERCHANTS CREDIT CARD
                                   BANK, NATIONAL ASSOCIATION


                                   By

                                   Title

                            EXHIBIT A

                          Compensation

        Direct Merchants Bank agrees to pay Fingerhut a fee of XXXX dollars ($X.XX) for each Fingerhut Customer name and address subject to the following conditions: (i) the Fingerhut customer name and address was first obtained from the Fingerhut Customer File, and (ii) such Fingerhut Customer name and address results in a Direct Merchants Bank Account Booked, notwithstanding whether such Account Booked was a jointly marketed product between Direct Merchants Bank and an unaffiliated third party. Direct Merchants Bank shall not pay such fee to Fingerhut for any Account Booked pursuant to the Co-brand Credit Card Agreement between Fingerhut and Direct Merchants Bank dated __________, 1996 and effective March 1, 1995. In addition, Direct Merchants Bank shall pay a non-cumulative fee of XX basis points of net purchases on an Account Booked excluding any Account Booked pursuant to the Co-brand Credit Card Agreement. Payment of the $X.XX and XX basis points of net purchases terminates upon termination of this Agreement.